Roper Technologies Announces First Quarter Financial Results
and Increases Full Year Guidance

Sarasota, Florida, April 26, 2022 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the first quarter ended March 31, 2022. Unless otherwise noted, the results and guidance in this press release are presented on a continuing operations basis.

First quarter GAAP and adjusted revenue increased 11% to $1.53 billion, with organic revenue also increasing 11%. GAAP diluted earnings per share (“DEPS”) was $2.70, a 6% increase, and adjusted DEPS was $3.77, a 10% increase.

Adjusted EBITDA increased 8% to $577 million and adjusted EBITDA margin was 37.8%. Operating cash flow was $474 million and free cash flow was $459 million.

"We are very pleased with the great start to 2022," said Neil Hunn, Roper Technologies’ President and CEO. "Organic revenue grew 11% in the quarter with broad-based strength across our portfolio of niche-leading businesses. Our enterprise continues to exhibit strong momentum fueled by double-digit software recurring revenue growth and robust product demand. As a result, we are increasing our full year guidance."

"Also in the quarter, the quality of our portfolio and business mix improved as we completed the divestiture of our project-based TransCore business. The proceeds from this transaction further enhance our ability to capitalize on our large pipeline of high-quality acquisition candidates," concluded Mr. Hunn.

Increasing 2022 Guidance

Roper now expects full year 2022 adjusted DEPS of $15.50 - $15.75, compared to previous guidance of $15.25 - $15.55.

For the second quarter of 2022, the Company expects adjusted DEPS of $3.80 - $3.84.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as any redeployment of proceeds from completed divestitures.

Discontinued Operations

Roper has completed the divestitures of the TransCore, Zetec, and CIVCO Radiotherapy businesses. The financial results for these businesses are reported as discontinued operations for all periods presented.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Tuesday, April 26, 2022. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 6309734.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue and EBITDA Reconciliation ($M) (From Continuing Operations)

	Q1 2021	Q1 2022		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,376	$1,527		11%
Purchase accounting adjustment to acquired deferred revenue	1	—
Adjusted Revenue	$1,377	$1,527		11%

Components of Adjusted Revenue Growth
Organic				11%
Acquisitions/Divestitures				1%
Foreign Exchange				(1)%
Adjusted Revenue Growth				11%

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$270	$288
Taxes	71	79
Interest Expense	61	53
Depreciation	13	11
Amortization	146	148
EBITDA	$561	$578		3%

Purchase accounting adjustment to acquired deferred revenue and commission expense	—	(1)	A
Gain on sale related to minority investment in Sedaru	(28)	—
Adjusted EBITDA	$533	$577		8%
% of Adjusted Revenue	38.7%	37.8%		(90 bps)

Table 2: Adjusted DEPS Reconciliation B (From Continuing Operations)

	Q1 2021	Q1 2022		V %
GAAP DEPS	$2.55	$2.70		6%
Purchase accounting adjustment to acquired deferred revenue and commission expense	—	(0.01)	A
Amortization of acquisition-related intangible assets C	1.08	1.08
Gain on sale related to minority investment in Sedaru	(0.21)	—
Adjusted DEPS	$3.42	$3.77		10%

Table 3: Free Cash Flow Reconciliation ($M) (From Continuing Operations)

	Q1 2021	Q1 2022	V %
Operating Cash Flow	$526	$474	(10)%
Capital Expenditures	(7)	(7)
Capitalized Software Expenditures	(7)	(8)
Free Cash Flow	$512	$459	(10)%

Table 4: Forecasted Adjusted DEPS Reconciliation B (From Continuing Operations)

	Q2 2022		FY 2022
	Low End	High End	Low End	High End
GAAP DEPS	$2.74	$2.78	$11.24	$11.49
Purchase accounting adjustment to acquired commission expense A	(0.01)	(0.01)	(0.03)	(0.03)
Amortization of acquisition-related intangible assets C	1.07	1.07	4.29	4.29
Adjusted DEPS	$3.80	$3.84	$15.50	$15.75

A.	2022 actual results and 2022 forecast of estimated acquisition-related fair value adjustments to commission expense related to the acquisition of Vertafore as shown below ($M, except per share data).
		Q1 2021A	Q1 2022A	Q2 2022E	FY 2022E
	Pretax	$—	$(1)	$(1)	$(5)
	After-tax	$—	$(1)	$(1)	$(4)
	Per Share	$—	$(0.01)	$(0.01)	$(0.03)

B.	All 2021 and 2022 adjustments taxed at 21%.

C.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).
		Q1 2021A	Q1 2022A	Q2 2022E	FY 2022E
	Pretax	$145	$146	$145	$582
	After-tax	$115	$115	$115	$459
	Per share	$1.08	$1.08	$1.07	$4.29

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and application-specific products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess free cash flow toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact Information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete any announced divestitures, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	March 31, 2022	December 31, 2021
ASSETS:

Cash and cash equivalents	$3,237.5	$351.5
Accounts receivable, net	755.3	839.4
Inventories, net	202.7	176.1
Income taxes receivable	19.2	27.7
Unbilled receivables	110.0	95.3
Other current assets	160.9	142.5
Current assets held for sale	—	788.6
Total current assets	4,485.6	2,421.1

Property, plant and equipment, net	98.9	102.8
Goodwill	14,094.9	14,094.5
Other intangible assets, net	6,454.1	6,588.5
Deferred taxes	101.4	101.1
Other assets	400.9	405.9
Total assets	$25,635.8	$23,713.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$167.8	$150.8
Accrued compensation	208.2	309.8
Deferred revenue	1,120.3	1,130.2
Other accrued liabilities	413.0	440.7
Income taxes payable	793.0	132.0
Current portion of long-term debt, net	799.5	799.2
Current liabilities held for sale	—	159.1
Total current liabilities	3,501.8	3,121.8

Long-term debt, net of current portion	6,654.8	7,122.6
Deferred taxes	1,476.1	1,479.5
Other liabilities	451.2	426.2
Total liabilities	12,083.9	12,150.1

Common stock	1.1	1.1
Additional paid-in capital	2,363.9	2,307.8
Retained earnings	11,410.4	9,455.6
Accumulated other comprehensive loss	(206.0)	(183.1)
Treasury stock	(17.5)	(17.6)
Total stockholders' equity	13,551.9	11,563.8

Total liabilities and stockholders' equity	$25,635.8	$23,713.9

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended March 31,
	2022	2021
Net revenues	$1,526.6	$1,376.1
Cost of sales	496.5	440.1
Gross profit	1,030.1	936.0

Selling, general and administrative expenses	609.0	561.4
Income from operations	421.1	374.6

Interest expense, net	52.6	60.6
Other income (expense), net	(1.9)	27.1

Earnings before income taxes	366.6	341.1

Income taxes	79.0	71.2

Net earnings from continuing operations	287.6	269.9

Earnings from discontinued operations, net of tax	15.6	19.1
Gain on disposition of discontinued operations, net of tax	1,717.3	—
Net earnings from discontinued operations	1,732.9	19.1

Net earnings	$2,020.5	$289.0

Net earnings per share from continuing operations:
Basic	$2.72	$2.57
Diluted	$2.70	$2.55

Net earnings per share from discontinued operations:
Basic	$16.41	$0.18
Diluted	$16.24	$0.18

Net earnings per share:
Basic	$19.13	$2.75
Diluted	$18.94	$2.73

Weighted average common shares outstanding:
Basic	105.6	105.0
Diluted	106.7	106.0

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended March 31,
	2022		2021
	Amount	%	Amount	%
Net revenues:
Application Software	$631.5		$576.6
Network Software & Systems	368.7		314.2
Measurement & Analytical Solutions	392.4		369.6
Process Technologies	134.0		115.7
Total	$1,526.6		$1,376.1

Gross profit:
Application Software	$437.8	69.3%	$398.7	69.1%
Network Software & Systems	302.4	82.0%	256.4	81.6%
Measurement & Analytical Solutions	217.6	55.5%	218.2	59.0%
Process Technologies	72.3	54.0%	62.7	54.2%
Total	$1,030.1	67.5%	$936.0	68.0%

Operating profit*:
Application Software	$173.8	27.5%	$153.7	26.7%
Network Software & Systems	145.4	39.4%	114.1	36.3%
Measurement & Analytical Solutions	115.9	29.5%	121.5	32.9%
Process Technologies	41.8	31.2%	35.1	30.3%
Total	$476.9	31.2%	$424.4	30.8%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $55.8 and $49.8 for the three months ended March 31, 2022 and 2021, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net earnings from continuing operations	$287.6	$269.9
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	11.0	13.1
Amortization of intangible assets	148.1	146.3
Amortization of deferred financing costs	3.1	3.4
Non-cash stock compensation	35.9	31.6
Gain on sale of assets, net of tax	—	(21.6)
Income tax provision, excluding tax associated with gain on sale of assets	79.0	65.7
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	82.0	54.3
Unbilled receivables	(15.4)	(17.8)
Inventories	(27.7)	(2.1)
Accounts payable	17.9	13.3
Other accrued liabilities	(125.1)	(59.0)
Deferred revenue	29.4	60.9
Cash income taxes paid	(27.4)	(17.2)
Other, net	(24.6)	(14.9)
Cash provided by operating activities from continuing operations	473.8	525.9
Cash provided by operating activities from discontinued operations	1.5	33.7
Cash provided by operating activities	475.3	559.6

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(53.2)	—
Capital expenditures	(7.1)	(7.1)
Capitalized software expenditures	(7.5)	(7.2)
Proceeds from sale of assets	—	27.1
Other, net	—	(0.1)
Cash (used in) provided by investing activities from continuing operations	(67.8)	12.7
Proceeds from disposition of discontinued operations	3,006.2	—
Cash used in investing activities from discontinued operations	(0.2)	(2.0)
Cash provided by investing activities	2,938.2	10.7

Cash flows from (used in) financing activities:
Borrowings (payments) under revolving line of credit, net	(470.0)	(495.0)
Cash dividends to stockholders	(65.3)	(58.8)
Proceeds from stock-based compensation, net	21.0	4.4
Treasury stock sales	5.5	4.7
Other	—	(0.1)
Cash flows used in financing activities from continuing operations	(508.8)	(544.8)
Cash flows used in financing activities from discontinued operations	(11.4)	(0.4)
Cash flows used in financing activities	(520.2)	(545.2)

(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - (Continued)
(Amounts in millions)

	Three months ended March 31,
	2022	2021

Effect of foreign currency exchange rate changes on cash	(7.3)	(2.4)

Net increase in cash and cash equivalents	2,886.0	22.7

Cash and cash equivalents, beginning of period	351.5	308.3

Cash and cash equivalents, end of period	$3,237.5	$331.0